CERTIFICATE


	The undersigned hereby certifies that he is the Secretary of Morgan Stanley Dean
Witter Municipal Income Opportunities Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an
Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on
April 26, 2001 as provided in Section 8.3 of the said Declaration, said Amendment to take effect on December 20, 2001, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

	Dated this 20th day of December, 2001.




					       /s/ Barry Fink
						Barry Fink
						Secretary













AMENDMENT





Dated:			December 20, 2001

To be Effective:	December 20, 2001





TO
MORGAN STANLEY DEAN WITTER
MUNICIPAL INCOME OPPORTUNITIES TRUST
DECLARATION OF TRUST
DATED
JUNE 21, 1988


Amendment dated December 20, 2001 to the Declaration of Trust
(the "Declaration") of Morgan Stanley Dean Witter Municipal Income
 Opportunities Trust
(the "Trust") dated June 21, 1988


	WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

	WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Morgan Stanley Municipal Income Opportunities
 Trust," such
change to be effective on December 20, 2001;

NOW, THEREFORE:

	1. Section 1.1 of Article I of the Declaration is hereby amended so that that
Section shall read in its entirety as follows:

"Section 1.1. Name.  The name of the Trust created hereby is the
 Morgan
Stanley Municipal Income Opportunities Trust and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all
documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees,
 and
not as individuals, or personally, and shall not refer to the officers, agents,
employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name
for the Trust as they deem proper and the Trust may hold its property
 and
conduct its activities under such other name."

	2.  Subsection (n) of Section 1.2 of Article I of the
Declaration is hereby amended
so that that Subsection shall read in its entirety as follows:

"Section 1.2. Definitions.

"(n)  "Trust" means the Morgan Stanley Municipal Income Opportunities
Trust."

	3. Section 10.7 of Article X of the Declaration is hereby amended so that that
Section shall read as follows:

"Section 10.7. Use of the name "Morgan Stanley."  Morgan Stanley
 Dean
Witter & Co. ("MSDW") has consented to the use by the Trust of the identifying name "Morgan Stanley," which is a property right of MSDW.
The Trust will only use the name "Morgan Stanley" as a component of its
name and for no other purpose, and will not purport to grant to any third
party the right to use the name "Morgan Stanley" for any purpose. MSDW, or any corporate affiliate of MSDW, may use or grant to others the right to use the name "Morgan Stanley," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or
for any commercial purpose, including a grant of such right to any other investment company. At the request of MSDW or any corporate affiliate of MSDW, the Trust will take such action as may be required to provide its consent to the use of the name "Morgan Stanley," or any combination or abbreviation thereof, by MSDW or any corporate affiliate of MSDW,
 or
by any person to whom MSDW or a corporate affiliate of MSDW shall have granted the right to such use. Upon the termination of any investment advisory agreement into which a corporate affiliate of MSDW and the Trust may enter, the Trust shall, upon request of MSDW or any corporate affiliate of MSDW, cease to use the name "Morgan Stanley"
 as
a component of its name, and shall not use the name, or any combination or abbreviation thereof, as part of its name or for any other commercial purpose, and shall cause its officers, Trustees and Shareholders to take any and all actions which MSDW or any corporate affiliate of MSDW may request to effect the foregoing and to reconvey to MSDW any and all rights to such name."

	4. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

	5. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.



  IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 20th day of December, 2001.



/s/ Michael Bozic
Michael Bozic, as Trustee
and not individually
c/o Mayer, Brown & Platt
Counsel to the Independent Trustees
1675 Broadway
New York, NY 10019



/s/ Charles A. Fiumefreddo
Charles A. Fiumefreddo, as Trustee
and not individually
c/o Morgan Stanley Dean Witter Trust FSB
Harborside Financial Center, Plaza Two
Jersey City, NJ 07311

/s/ Edwin J. Garn
Edwin J. Garn, as Trustee
and not individually
c/o Summit Ventures LLC
1 Utah Center
201 S. Main Street
Salt Lake City, UT 84111

/s/ Wayne E. Hedien
Wayne E. Hedien, as Trustee
and not individually
c/o Mayer, Brown & Platt
Counsel to the Independent Trustees
1675 Broadway
New York, NY 10019



/s/ James F. Higgins
James F. Higgins, as Trustee
and not individually
c/o Morgan Stanley Dean Witter Trust FSB
Harborside Financial Center, Plaza Two
Jersey City, NJ 07311
/s/ Manuel H. Johnson
Manuel H. Johnson, as Trustee
and not individually
c/o Johnson Smick International Inc.
1133 Connecticut Avenue, NW
Washington, D.C.  20036




/s/ Michael E. Nugent
Michael E. Nugent, as Trustee
and not individually
c/o Triumph Capital, L.P.
237 Park Avenue
New York, NY  10017



/s/ Philip J. Purcell
Philip J. Purcell, as Trustee
and not individually
1585 Broadway
New York, NY  10036
/s/ John L Schroeder
John L. Schroeder, as Trustee
and not individually
c/o Mayer, Brown & Platt
Counsel to the Independent Trustees
1675 Broadway
New York, NY 10019




	STATE OF NEW YORK	)
			)ss.:
	COUNTY OF NEW YORK	)


	On this 20th day of December, 2001, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JAMES F. HIGGINS, WAYNE E.
HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J.
PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.





					/s/ Rosemarie Costagliola
					Notary Public


	Rosemarie Costagliola
	NOTARY PUBLIC, State of New York
	No. 01CO6016161
	Qualified in New York County
	Commission Expires November 9, 2002





















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